DENNY’S CORPORATION ENHANCES FINANCIAL FLEXIBILITY
- Amends Credit Facility -

SPARTANBURG, S.C., December 17, 2020 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today announced that it has entered into a third amendment to its amended and restated credit facility that provides the Company with greater financial flexibility by resetting financial covenants. The amended credit facility commitment is now $375 million.

Under the amendment, certain provisions of the credit facility were modified, including the waiver of certain financial covenants through March 31, 2021, followed by the introduction of more favorable covenant levels in the fiscal second and third quarters of 2021. The Company had $215 million outstanding on the facility as of November 18, 2020, the end of its fiscal November period.

Robert Verostek, Senior Vice President and Chief Financial Officer, stated, “This amendment to our credit facility provides increased financial flexibility in the near-term due to the pandemic while aligning the total commitment size with a more conservative leverage philosophy. The amendment also demonstrates the ongoing confidence of the financial community in our business and management team.”

About Denny’s Corporation

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of September 23, 2020, Denny’s had 1,664 franchised, licensed, and company restaurants around the world including 145 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health, social and political conditions that impact consumer confidence and spending with respect to social unrest and the COVID-19 pandemic; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2019 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629